UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
RUBY TUESDAY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

December 6, 2017

Dear Fellow Stockholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of Stockholders of Ruby Tuesday, Inc., to be held on December 20, 2017, at which stockholders will consider proposals relating to the Company’s proposed acquisition by NRD Capital. Your Board of Directors unanimously recommends that stockholders vote FOR all items on the agenda.

Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today, or, alternatively, voting by telephone or by Internet.

Very truly yours,

Stephen I. Sadove

Non-Executive Chairman

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED,

TOLL-FREE at 1-888-750-5834.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. In connection with the proposed transaction between Ruby Tuesday, Inc. (“Ruby Tuesday”) and a fund managed by NRD Capital (“Acquirer”), Ruby Tuesday has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement relating to the approval of the proposed transaction on November 20, 2017. The definitive proxy statement has been mailed to stockholders of Ruby Tuesday. This communication is not a substitute for the definitive proxy statement or any other documents Ruby Tuesday and/or Acquirer may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RUBY TUESDAY AND ACQUIRER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement and any other documents filed with the SEC by Ruby Tuesday and/or Acquirer through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ruby Tuesday will be available free of charge on Ruby Tuesday’s internet website at http://www.rubytuesday.com or by contacting Ruby Tuesday’s Investor Relations Director by email at RubyTuesdayIR@icrinc.com or by phone at (646) 277-1273.

Participants in Solicitation

Ruby Tuesday, Acquirer, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Ruby Tuesday is set forth in the definitive proxy statement, its Annual Report on Form 10-K for the fiscal year ended June 6, 2017, which was filed with the SEC on August 21, 2017 and amended on October 4, 2017, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of Ruby Tuesday’s stockholders, is contained in the definitive proxy statement and other relevant materials filed with the SEC.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between Ruby Tuesday and Acquiror are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Ruby Tuesday and Acquirer, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Ruby Tuesday’s definitive proxy statement, most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	failure of Acquirer to obtain the financing required to consummate the proposed transaction;

•	failure to obtain the approval of stockholders of Ruby Tuesday in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	the diversion of management time to transaction-related issues.

Ruby Tuesday’s forward-looking statements are based on assumptions that Ruby Tuesday believes to be reasonable but that may not prove to be accurate. Neither Ruby Tuesday nor Acquirer can guarantee future results, level of activity, performance or achievements. Moreover, neither Ruby Tuesday nor Acquirer assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Ruby Tuesday and Acquirer assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.